Exhibit 99.1

Press Release

Terra Nova Acquisition Corporation

Announces Special Meeting Date, Record Date, and

Certain Proxy Voting Procedures

Wednesday January 10, 7:00 am ET

NEW YORK—(BUSINESS WIRE)– Terra Nova Acquisition Corporation (OTCBB: TNVAU; OTCBB: TNVA; OTCBB: TNVAW; “Terra Nova”) announced today that its special meeting of stockholders will be held on February 12, 2007 at 10:00 a.m. eastern time, at the offices of Graubard Miller, Terra Nova’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. Stockholders of record as of January 19, 2007 will be invited to attend the special meeting and vote on five proposals, including (i) the approval of the Agreement and Plan of Merger, dated August 9, 2006, among Terra Nova, CPBR Acquisition, Inc., ClearPoint Business Resources, Inc. (“ClearPoint”) and the stockholders of ClearPoint, pursuant to which ClearPoint will become a wholly owned subsidiary of Terra Nova, (ii) the approval of amendment to the certificate of incorporation of Terra Nova to change the name of Terra Nova from “Terra Nova Acquisition Corporation” to “ClearPoint Business Resources, Inc.,” (iii) the approval of an amendment to the certificate of incorporation of Terra Nova to increase its authorized capitalization, (iv) the approval of an amendment to the certificate of incorporation of Terra Nova to remove those provisions that will no longer be operative upon consummation of the merger, and (v) the approval of the Long-Term Incentive Plan.

Certain Proxy Voting Procedures

Pursuant to Terra Nova’s certificate of incorporation, each Terra Nova stockholder who holds shares of common stock issued in Terra Nova’s initial public offering has the right to vote against the merger proposal and demand that, if the merger is consummated, Terra Nova convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in Terra Nova’s trust account, calculated as of two business days prior to the anticipated consummation of the merger. If the holders of 20% (1,104,000) or more shares of common stock issued in Terra Nova’s initial public offering vote against the merger proposal and properly exercise their conversion rights, Terra Nova will not consummate the business combination.

If you are considering a vote against the merger proposal and the conversion of your shares of Terra Nova common stock into cash, please contact Lee Chung, Chief Financial Officer, of Terra Nova at (416) 644-6000 x300, for further information and instructions.

Ensuring Your Vote is Counted

In advance of the record date, Terra Nova advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common and common shares beneficially owned by stockholders are properly counted. Beneficial owners of common shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares. In connection with the proposed merger, Terra Nova has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE MAILED TO ALL STOCKHOLDERS OF RECORD BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Terra Nova at the Securities and Exchange Commission’s web site at www.sec.gov.

About ClearPoint

ClearPoint is a workforce management solutions provider based in Chalfont Pennsylvania, near Philadelphia. ClearPoint’s business was founded in 2001 and currently operates through 29 branches across the United States with over 140 employees and over 3,500 field associates. ClearPoint operated under the name Mercer Staffing, Inc. until it changed its name to ClearPoint in 2006.

ClearPoint focuses on human resource/staff outsourcing, vendor management services, customized managed service programs, and workforce optimization. It also provides business services including business process outsourcing, support services for the transportation, logistics and staffing industries, and benefits solutions and administration. ClearPoint is also known for its project-based staff augmentation service which includes full service project solutions, executive search and permanent placement services, contract recruiting services and short and long term hourly based assignments.

ClearPoint was recently recognized in an elite group of 100 companies in its industry with at least $100 million in revenue in the May 2006 issue of Staffing Industry Report, which published its annual list of top staffing and human resource outsourcing companies. ClearPoint (referred to as Mercer Staffing, its prior name, in the article) was also recently recognized as the 17th fastest growing private company in the United States in the “Inc. 500” in the September 2006 issue of Inc. Magazine.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Terra Nova’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: approval of the merger by the stockholders of the companies; the number and percentage of Terra Nova stockholders voting against the proposed merger and seeking conversion; the number and percentage of Terra Nova’s stockholders abstaining from any vote; as well as other relevant risks detailed in Terra Nova’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Terra Nova assumes no obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Terra Nova and does not constitute an offer of any securities of Terra Nova for sale. Any solicitation of proxies will be made only by the definitive proxy statement of Terra Nova that will be mailed to all stockholders. Investors and security holders of Terra Nova are urged to read the definitive proxy statement and appendices thereto when they become available, because they will contain important information about Terra Nova and ClearPoint.

Contacts

Terra Nova

Lee Chung, (416) 644-6000 ext. 300

Chief Financial Officer